EXHIBIT 4.2

                                                                  EXECUTION COPY


                                  SERIES 2002-1
                     SECOND SUPPLEMENTAL INDENTURE OF TRUST




                                 by and between




                            SLC STUDENT LOAN TRUST-I




                                       and




                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                              as Indenture Trustee


















                          Dated as of November 20, 2002




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                                  SERIES 2002-1
                     SECOND SUPPLEMENTAL INDENTURE OF TRUST

            THIS SERIES 2002-1 SECOND SUPPLEMENTAL INDENTURE OF TRUST (this "Supplemental Indenture"), dated as of November 20, 2002, is by and between SLC STUDENT LOAN TRUST-I, a Delaware statutory trust (the "Issuer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company, a New York Corporation (together with its successors, the "Indenture Trustee"), as Indenture Trustee hereunder (all capitalized terms used herein shall have the same meanings assigned thereto in Article I of the Series 2002-1 Supplemental Indenture of Trust, dated as of March 27, 2002, by and between the Issuer and the Indenture Trustee (the "First Supplemental Indenture"));


                              W I T N E S S E T H:


            WHEREAS, the Issuer has previously entered into an Indenture of Trust, dated as of March 27, 2002 (the "Indenture"), between the Issuer and the Indenture Trustee and the First Supplemental Indenture; and


            WHEREAS, the Issuer desires to enter into this Supplemental Indenture in order to cure certain ambiguities, defects and omissions in certain provisions of the First Supplemental Indenture;


            NOW, THEREFORE, the parties hereto agree as follows:

            1. The sixth paragraph of Section 2.01 of Appendix A of the First Supplemental Indenture is hereby deleted, and the following shall be inserted in lieu thereof:

            "If the Auction Rate for the Auction Rate Securities is greater than the Net Loan Rate, and the Net Loan Rate is less than the applicable Maximum Rate, the Issuer shall determine the Carry-over Amount, if any, with respect to such Auction Rate Securities for such interest period."

            2. Section 2.02(a)(iii)(C) of Appendix A of the First Supplemental Indenture is hereby deleted, and the following shall be inserted in lieu thereof:

            "Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent shall determine and advise the Indenture Trustee of the Auction Note Interest Rate, which rate shall be the least of (x) the Auction Rate, (y) the Net Loan Rate and (z) the applicable Maximum Rate."

            3. The first and second paragraphs of Section 2.02(a)(iv) of Appendix A of the First Supplemental Indenture are hereby deleted, and the following shall be inserted in lieu thereof:

            "Existing Owners shall continue to own the principal amount of Auction Rate Securities that are subject to Submitted Hold Orders. If the Cap Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate shall be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

            If the Net Loan Rate is less than the Auction Rate, the Net Loan Rate shall be the Auction Note Interest Rate unless the Auction Rate and the Net Loan Rate are both greater than the applicable Maximum Rate, in which event the Auction Note Interest Rate shall be equal to the applicable Maximum Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Rate Securities are subject to Submitted Hold Orders), the Auction Note Interest Rate shall be the lesser of the Net Loan Rate and the applicable Maximum Rate. In any of the cases described above, Submitted Orders shall be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B)."

            4. The following is hereby inserted to the end of the first paragraph of Section 2.02(h) of Appendix A of the First Supplemental Indenture:

            "Notwithstanding the foregoing, the applicable Broker-Dealer may, without consent from an Authorized Officer, an opinion of Note Counsel, request for consent or notice to the Indenture Trustee, the Auction Agent, the Issuer, any Rating Agency or the Securities Depository, (i) defer any Auction Date to the next succeeding Business Day, if the Auction Date would, without such deferral, not be a Business Day, and (ii) in such event, shorten the next succeeding Auction Period by the number of days that the prior Auction Date was deferred."



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            IN WITNESS WHEREOF, the Issuer has caused this Supplemental
Indenture to be executed in its name and on its behalf by the Administrator and the Indenture Trustee has caused this Supplemental Indenture to be executed in its name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Indenture Trustee have caused this Supplemental Indenture to be dated as of the date herein above first shown.


                                    SLC STUDENT LOAN TRUST-I


                                    By:   THE STUDENT LOAN CORPORATION,
                                          as Administrator,



                                    By:  /s/  Steven J. Gorey
                                       -----------------------------------------
                                       Name:  Steven J. Gorey
                                       Title: Chief Financial Officer


                                    DEUTSCHE BANK TRUST COMPANY AMERICAS, not
                                       in its individual capacity but solely
                                       as Indenture Trustee



                                    By:  /s/  Eileen Hughes
                                       -----------------------------------------
                                       Name:  Eileen Hughes
                                       Title: Vice President